                                                                   Exhibit 10.11

                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                               CCC CHESAPEAKE LLC,
                      a Delaware limited liability company,

                               as the Contributor,

                         BARCELO CRESTLINE CORPORATION,
                             a Maryland corporation

                                       AND

                           HIGHLAND HOSPITALITY, L.P.,
                         a Delaware limited partnership,

                                 as the Acquirer

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I The Contribution....................................................1
   1.1  Contribution of Contributed Assets....................................1
   1.2  Consideration.........................................................1
   1.3  Redemption Rights for Units...........................................3
   1.4  Tax Consequences to Contributor.......................................3

ARTICLE II Representations and Covenants......................................3
   2.1  Representations by Acquirer...........................................3
   2.2  Representations by Contributor and BCC................................4
   2.3  Satisfaction of Conditions...........................................10
   2.4  Contributor's and BCC's Indemnity....................................10
   2.5  Acquirer's Indemnity.................................................11

ARTICLE III Conditions Precedent to the Closing..............................11
   3.1  Conditions to Acquirer's Obligations.................................11
   3.2  Conditions to Contributor's Obligations..............................12

ARTICLE IV Closing and Closing Documents.....................................13
   4.1  Closing..............................................................13
   4.2  Contributor's Deliveries.............................................13
   4.3  Acquirer's Deliveries................................................13
   4.4  Fees and Expenses; Closing Costs.....................................14
   4.5  Default Remedies.....................................................14

ARTICLE V Miscellaneous......................................................14
   5.1  Notices..............................................................14
   5.2  Entire Agreement; Modifications and Waivers; Cumulative Remedies.....15
   5.3  Exhibits.............................................................16
   5.4  Successors and Assigns...............................................16
   5.5  Article Headings.....................................................16
   5.6  Governing Law........................................................16
   5.7  Counterparts.........................................................16
   5.8  Survival.............................................................16
   5.9  Further Acts.........................................................16
   5.10  Severability........................................................16
   5.11  Attorneys' Fees.....................................................16
   5.12  Confidentiality.....................................................17

EXHIBITS
   A.   Assignment
   B.   Partnership Agreement

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 4th day of September, 2003 by and among CCC CHESAPEAKE LLC, a Delaware limited liability company (the "Contributor"); BARCELO CRESTLINE CORPORATION, a Maryland corporation ("BCC"); and HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership (the "Acquirer").

                                    RECITALS

     A. Portsmouth Hotel Associates, LLC, a Delaware limited liability company (the "Company") is the owner of the leasehold interest in the 250-room hotel and adjacent conference center known as the Renaissance Portsmouth Hotel and Conference Center located in the City of Portsmouth, Virginia (the "Project").

     B. The Contributor is the record and beneficial owner of 66.67% of the membership interests in the Company (the "Contributed Assets"). Portsmouth Hotel Developers, LLC (the "Stormont Member") is the owner of 33.33% of the membership interests in the Company. BCC is the sole member of the Contributor. The Contributor desires to contribute the Contributed Assets to the Acquirer, and the Acquirer desires to acquire the Contributed Assets from the Contributor, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                THE CONTRIBUTION

     1.1 Contribution of Contributed Assets. The Contributor agrees to contribute and transfer the Contributed Assets to the Acquirer, and the Acquirer agrees to accept transfer of the Contributed Assets pursuant to the terms and conditions set forth in this Agreement. The Acquirer shall have the right (at its sole option) to designate and direct the Contributor to transfer all or a portion of the Contributed Assets to an affiliate of the Acquirer. The Contributed Assets shall be transferred to the Acquirer (and/or to its designees or affiliates) free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims, and other matters affecting title thereto.

     1.2 Consideration. The total consideration (the "Consideration") for which the Contributor agrees to contribute and assign the Contributed Assets to the Acquirer, and which the Acquirer agrees to pay or deliver to BCC (as the Contributor's designee for such payment and delivery), subject to the terms of this Agreement, shall be the issuance to BCC of a number of units of limited partnership interests in the Acquirer ("Units") equal to (a) the excess of (i) Sixteen Million Eight Hundred Sixty-Six Thousand One Hundred Thirty-Two Dollars

($16,866,132), which amount includes sixty-six and sixty-seven hundredths percent (66.67%) of the "Purchased Working Capital" (as defined below), over
(ii) the sum of (1) the actual principal amount of the "Project Loan" (as defined below) which is paid off at Closing, plus (2) $1,750,000 (which is to be paid to the Stormont Member at the closing under that certain Contribution Agreement dated as of August 6, 2003 (the "Stormont Contribution Agreement") between the Stormont Member and the Acquirer), plus (3) the amount (if any) of the adjusted working capital paid to the Stormont Member after closing pursuant to Section 1.2 of the Stormont Contribution Agreement, divided by (b) the price (net of the underwriting discount) at which the common shares (the "Common Shares") of Highland Hospitality Corporation, a Maryland corporation (the "REIT"), are offered to (X) the public in the underwritten initial public offering of the Common Shares, or (Y) Qualified Institutional Buyers in a private placement of the Common Shares under Rule 144A of the Securities Act of 1933, as amended, either of which offering shall result in gross offering proceeds of not less than Two Hundred Million Dollars ($200,000,000) (either of which offering shall hereinafter be referred to as the "IPO") before any discounts or fees paid to underwriters or placement agents. No fractional Units will be issued as Consideration hereunder, but in lieu of issuing fractional Units, the value thereof shall be paid in cash. The Contributor hereby directs the Acquirer to issue and distribute the Units on the Closing Date (as defined below) directly to BCC, which executes this Agreement for the purpose of acknowledging and agreeing to such distribution of the Units to BCC and for the other purposes set forth herein. The Contributor and BCC acknowledge that any certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Acquirer's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") will restrict the transfer of the Units. Upon receipt of the Units, BCC shall become a limited partner of the Acquirer and shall execute the Acquirer's Partnership Agreement. The Contributor and BCC acknowledge and agree that once Closing occurs, the Contributor shall no longer be a member of the Company, shall no longer be entitled to receive any distributions from the Company, and shall have no further right, title or interest in the Company. The term "Purchased Working Capital" shall mean the agreed upon sum of Two Hundred Fifty Thousand Dollars ($250,000), which amount represents the Company's good faith estimate of the Company's current assets shown on the hotel balance sheet (exclusive of any FF&E Reserves) less the Company's current liabilities shown on the hotel balance sheet at the close of business on the Closing Date. The Contributor shall be permitted an opportunity to review the books and records of the Company prior to the Closing Date (and for sixty (60) days thereafter) to verify the calculation of Purchased Working Capital and all other working capital as of the Closing Date ("Total Working Capital"). Within such sixty (60) day period, the parties hereto agree to calculate Total Working Capital as of the Closing Date (including any amounts in any escrow or reserve accounts (including the FF&E Reserves) as of the Closing Date). In the event that actual working capital at Closing is more or less than Two Hundred Fifty Thousand Dollars ($250,000), then the Contributor and BCC jointly and severally agree to pay to the Acquirer 66.67% of the amount by which actual working capital as of the Closing Date is less than $250,000, and the Acquirer will pay to BCC 66.67% of the amount by which actual working capital as of the Closing Date exceeds $250,000. The Contributor and BCC hereby acknowledge and agree that any such adjustments shall be deemed final. All such adjusted amounts shall be paid in cash (other than any portion thereof that was held in any escrow or reserve accounts, which escrowed or reserved amounts shall be paid to BCC in the form of Units rather than cash, provided BCC continues to be an accredited investor at that time).

     1.3 Redemption Rights for Units. Each Unit shall be redeemable at the option of the holder, in accordance with, but subject to the restrictions contained in, the Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

     1.4 Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as "sell," "sale," purchase," and "pay," the parties hereto acknowledge and agree that it is their intent that the transaction contemplated hereby shall be treated for federal income tax purposes pursuant to
Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), as the contribution of the Contributed Assets by the Contributor to the Acquirer, in exchange for the Units and any payments made by Acquirer to or on behalf of the Contributor or BCC pursuant to Section 1.2 or Section 4.4, and not as a transaction in which the Contributor is acting other than in its capacity as a prospective partner in the Acquirer.

                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS

     2.1 Representations by Acquirer. The Acquirer hereby represents and warrants unto the Contributor that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

          (a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.

          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquirer.

          (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of the Acquirer, (iii) could materially and adversely affect the ability of the Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

          (d) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). BCC shall be admitted as a limited partner of the Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis. For purposes of allocating items of income, gain, loss and deduction with respect to the Project and/or the Contributed Assets in the manner required by Section 704(c) of the Code, the Acquirer shall employ, and shall cause any entity controlled by the Acquirer which holds title to the Project or the Contributed Assets to employ, the "traditional method" (without curative allocations) as set forth in Treasury Regulation section 1.704-3(b)(1).

          (e) Consents. Except as may otherwise be set forth in Section 3.1(d) hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquirer has been obtained or will be obtained on or before the Closing Date.

          (f) Brokerage Commission. The Acquirer has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Acquirer. The Acquirer hereby agrees to indemnify and hold the Contributor and BCC and their respective employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

     2.2 Representations by Contributor and BCC. The Contributor and BCC hereby make the following representations and warranties, each and every one of which is true, correct, and complete as of the date of this Agreement (unless they expressly provide for a future date), and will be true, correct, and complete as of the Closing Date:

          (a) Organization and Power. The Contributor is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Delaware. The Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor's members or managers or of any other individuals or entities (other than the Stormont Member pursuant to the Operating Agreement defined below, which consent has been obtained in the Stormont Contribution Agreement) in order to constitute this Agreement as a binding and enforceable obligation of the Contributor.

          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor or BCC has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any limited liability company agreement, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor, BCC or to the Contributed Assets.

          (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Contributor, the Company or the Project in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position, or results of operations of the Contributor, the Company or the Project, (C) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (D) could create a lien on the Contributed Assets, the Company, the Project, any part thereof, or any interest therein, or (E) could materially and adversely affect the Contributed Assets, the Company, the Project, any part thereof, or any interest therein.

          (d) Good Title. (A) The Contributor is the sole owner of the Contributed Assets, (B) the Contributor has good title to the Contributed Assets, (C) the Contributed Assets are free and clear of all liens, encumbrances, pledges, conditions, restrictions, claims and security interests and any other matters affecting title thereto, and (D) the Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Contributed Assets nor are there any agreements or understandings between Contributor and any other person or entity with respect to the disposition of the Contributed Assets.

          (e) No Consents. Except as may otherwise be set forth in Section 3.1(d) hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Contributor has been obtained or will be obtained on or before the Closing Date.

          (f) Operation of Contributed Assets. Between the date hereof and the Closing Date, the Contributor will (A) operate its business only in the usual, regular, and ordinary manner consistent with such entity's prior practice and
(B) maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years. From the date hereof until the Closing Date, the Contributor shall not take any action or fail to take any action the result of which would (1) have a material adverse effect on the Contributed Assets, the Project, the Company, or the Acquirer's ability to continue the operation thereof after the Closing Date in substantially the same manner as presently conducted or (2) would cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.

          (g) Operating Agreement. The Limited Liability Company Agreement of the Company, dated as of February 23, 1999 (the "Operating Agreement") is in force and effect as of the date hereof, and has not been modified or amended. The Contributor has performed all of its obligations under the Operating Agreement. No event of default or event that with notice or the passage of time, or both, would constitute an event of default has occurred under the Operating Agreement.

          (h) Securities Law Matters. (A) In acquiring the Units and engaging in this transaction, neither the Contributor nor BCC is relying upon any representations made to it by the Acquirer, or any of its partners, officers, employees, or agents that are not contained herein. The Contributor and BCC are aware of the risks involved in investing in the Units and in the Common Shares issuable upon redemption of such Units. The Contributor and BCC have had an opportunity to ask questions of, and to receive answers from, the Acquirer and the REIT or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of the Acquirer and the REIT. The Contributor and BCC confirm that all documents, records, and information pertaining to its investment in the Acquirer that have been requested by it, including a complete copy of the form of the Partnership Agreement, have been made available or delivered to it prior to the date hereof. The Contributor and BCC represent and warrant that each has reviewed and approved the form of the Partnership Agreement attached hereto as Exhibit B.

               (B) The Contributor and BCC understand that neither the Units nor the Common Shares issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to BCC at the direction of the Contributor are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and neither BCC nor the Contributor has any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale. The Contributor and BCC understand that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold without registration under such laws or the availability of an exemption from such registration and that the Partnership Agreement will restrict transfer of the Units.

          (i) Accredited Investors. BCC and the Contributor are each an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

          (j) Tax Matters. (A) The Contributor has filed within the time periods (including any extensions of such time periods filed by the Contributor) and in the manner prescribed by law all federal, state, and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property, and other tax returns and reports, required to be filed by the Contributor under the laws of the United States and of each state or other jurisdiction in which the Contributor conducts business activities requiring the filing of tax returns or reports. All tax returns and reports filed by the Contributor are true and correct in all material respects. The Contributor has paid in full all taxes of whatever kind or nature to be paid by the Contributor for the periods covered by such returns (unless an extension of such periods has been properly filed for such returns). The Contributor has no tax deficiency or claim outstanding, assessed, threatened, or proposed against it. The charges, accruals, and reserves for unpaid taxes on the books and records of the Contributor as of the Closing Date are sufficient in all respects for the payment of all unpaid federal, state, and local taxes of the Contributor accrued for or applicable to all periods ended on or before the Closing Date. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against the Contributor or any of its assets. The federal, state, and local tax returns of the Contributor have not been audited, nor has the Contributor received any notice of any federal, state, or local audit.

               (B) The Contributor and BCC represent and warrant that they have obtained from their own counsel advice regarding the transactions contemplated by this Agreement, including, without limitation, the tax consequences of (i) the transfer of the Contributed Assets to the Acquirer and the receipt of Units as consideration therefor and (ii) BCC's admission as a limited partner of the Acquirer. The Contributor and BCC further represent and warrant that they have not relied on the Acquirer or the Acquirer's representatives or counsel for such tax advice.

          (k) Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to the Contributor or BCC. As used herein, "Act of Bankruptcy" shall mean if a party hereto or any member or manager thereof shall
(A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect),
(E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any entity action for the purpose of effecting any of the foregoing.

          (l) Brokerage Commission. The Contributor has not engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributor. The Contributor hereby agrees to indemnify and hold the Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

          (m) Project Representations and Warranties. To the best of the Contributor's knowledge, each of the following statements with respect to the Project is true, correct and complete as of the date of this Agreement (unless they expressly provide for a future date), and will be true, correct and complete as of the Closing Date:

               (A) Title to Project. The Company owns good and marketable leasehold title of record to the Project, free and clear of any claim, lien, charge, security interest, mortgage, deed of trust, encumbrance, purchase rights or other rights of any nature whatsoever of any third party, other than the deed of trust securing the Project Loan which Project Loan shall be paid in full and released at Closing, the lien for real estate taxes and assessments not yet due or payable, and such recorded easements and restrictions which do not materially adversely affect the marketability of title to the Project or the use of the Project for its intended use.

               (B) No Agreements to Sell. The Company has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber the Project or to not sell the Project, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to the Project.

               (C) Leases. True, correct and complete copies of the Hotel Lease Agreement dated as of May 24, 1999 (the "Hotel Lease") and the Conference Center Lease Agreement dated as of May 24, 1999 (the "Conference Center Lease") (collectively, the "Leases") have been delivered to the Acquirer and its agents and underwriters. The Leases are valid, binding and enforceable and presently in full force and effect. Neither the Company nor the lessor under the Leases is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any of the Leases.

               (D) Franchise Documents. True, correct and complete copies of the "Franchise Documents" (as defined in the Operating Agreement) have been delivered or made available to the Acquirer and its agents and underwriters. The Franchise Documents are valid, binding and enforceable and presently in full force and effect. Neither the Company nor the other parties to the Franchise Documents is in default under the Franchise Documents, and no event has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under the Franchise Documents.

               (E) Liabilities; Indebtedness. Except for the Project Loan, the Company has not incurred any indebtedness related to the Project except in each instance for trade payables and other customary and ordinary expenses in the ordinary course of business that have been disclosed to the Acquirer.

               (F) Insurance. The Company currently maintains or causes to be maintained all of the public liability, casualty and other insurance coverage with respect to the Project that is required under the terms of the "Senior Loan Documents" and the "Management Agreement" (as those terms are defined in the Operating Agreement). All such insurance coverage shall be maintained in full force and effect through the Closing and all premiums due and payable thereunder have been, and shall be, fully paid through Closing.

               (G) Personal Property. All equipment, fixtures and personal property located at or on the Project shall remain and not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business.

               (H) Environmental Conditions. Except as set forth in the environmental reports and materials previously delivered to the Acquirer (collectively, "Environmental Reports"), neither the Contributor nor the Company has received any written notice of the presence or release of any substance that is regulated under any Environmental Laws as a pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or by-products and other hydrocarbons (collectively and individually, "Hazardous Substances") that would cause the Project or the Company to be in violation of any applicable Environmental Laws and that remains uncured, nor has the Contributor or the Company received written notice that the Project is not in compliance with applicable Environmental Laws. Except as otherwise disclosed in the Environmental Reports, (i) there are no Hazardous Substances located at, on or under the Project and (ii) no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released from the Project onto any adjoining properties. For the purposes of this Section, "Environmental Laws" means any and all federal, state and local statutes, laws, regulations and rules in effect on the date hereof relating to the protection of the environment or to the use, transportation and disposal of Hazardous Substances.

               (I) Compliance With Laws. The Company possesses and/or on or prior to Closing will possess such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business to be conducted by it, and the Company has not received any written notice of proceedings that have been or may be commenced relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Project. The Company has not received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans With Disabilities Act ("ADA") or any restrictive covenants or other easements, encumbrances or agreements, relating to the Project, which remains uncured and would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Project. The Project has been constructed in compliance with and its operations materially comply with all applicable laws, ordinances, rules and regulations, and all material approvals regarding zoning, land use, subdivision, environmental and building and construction laws, ordinances, rules and regulations have been obtained, and such approvals will not be invalidated by the consummation of the transactions contemplated by this Agreement (other than those licenses and permits, including without limitation, liquor licenses, for which new licenses or permits must be obtained by law as a result of the change in the ownership of the Contributed Assets contemplated by this Agreement).

               (J) Condemnation and Moratoria. There are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any portion of the Project; (ii) no pending or threatened moratoria on utility or public water or sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements which affect or would affect any portion of the Project; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Project. No portion of the Project is a designated historic property or located within a designated historic area or district, and there are no graveyards or burial grounds located within any of the Project.

               (K) Condition of Improvements. Other than the leak in the swimming pool to be corrected by the contractor, there is no material defect in the condition of the Project, including, without limitation, the improvements thereon; the roof, foundation, load-bearing walls or other structural elements thereof, or the mechanical, electrical, plumbing and, safety systems therein, nor any material damage from casualty or other cause, nor any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

               (L) Taxes. (i) All taxes (including real estate taxes due and owing with respect to the Project) have been paid and all tax or information returns required to be filed on or before the date hereof by or on behalf of the Company have been filed and all such tax or information returns required to be filed hereafter will be filed on or before the date due in accordance with all applicable laws prior to the incurrence of any penalties or interest thereon and all taxes shown to be due on any returns have been paid or will be paid when due; and (ii) there is no action, suit or proceeding pending against or threatened with respect to the Company or the Project in respect of any tax, nor is any claim for additional tax asserted by any taxing authority. Neither the Company nor any of its federal, state and local income or franchise tax returns are the subject of any audit or examination by any taxing authority.

     2.3 Satisfaction of Conditions. The Acquirer hereby covenants that the Acquirer shall: (I) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(d), (e), (f) and
(h) and Section 3.2(a), (b), (c) and (d) hereof, and (II) cooperate and assist in the Contributor's efforts to satisfy the conditions set forth in subsection 3.1(c) hereof; and the Contributor shall not have any obligation to consummate the Closing hereunder unless and until all such conditions have been satisfied or waived by the Contributor in writing. The Contributor hereby covenants that the Contributor shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(a), (b) and
(c) hereof, and (B) cooperate and assist in the Acquirer's efforts to satisfy the conditions set forth in subsections 3.1(d), (f) and (h) and subsection 3.2(c) hereof; and the Acquirer shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Acquirer in writing.

     2.4 Contributor's and BCC's Indemnity. The Contributor and BCC hereby agree jointly and severally to indemnify and hold the Acquirer, the REIT, and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which the Acquirer or the REIT may suffer or incur by reason of (a) any breach of the representations or warranties contained in Section 2.2 of this Agreement, (b) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Contributed Assets prior to the Closing Date, and (c) the ownership or operation of the Project and relating to the period prior to the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period prior to the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the

Project or any portion thereof or with respect to the Project's operations at any time prior to the Closing Date (subject to the reconciliation of Total Working Capital as set forth in Section 1.2).

     2.5 Acquirer's Indemnity. The Acquirer agrees to indemnify and hold the Contributor, BCC and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which the Contributor may suffer or incur by reason of (a) any breach of its representations or warranties contained in Section 2.1 of this Agreement, (b) any act or cause of action occurring or accruing on or after the Closing Date and arising from the ownership of the Contributed Assets on or after the Closing Date, and (c) the ownership or operation of the Project and relating to the period on or after the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period on or after the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Project or any portion thereof or with respect to the Project's operations at any time on or after the Closing Date.

                                  ARTICLE III

                       CONDITIONS PRECEDENT TO THE CLOSING

     3.1 Conditions to Acquirer's Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Acquirer's obligations under this Agreement.

          (a) Contributor's Obligations. The Contributor shall have performed all obligations of the Contributor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquirer, all of the documents and other information required of the Contributor pursuant to
Section 4.2.

          (b) Contributor's Representations and Warranties. The Contributor's and BCC's representations and warranties set forth in Section 2.2 shall be true and correct as if made again on the Closing Date.

          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

          (d) Third Party Consents. To the extent required by the "City Documents" or the "Franchise Documents" (as those terms are defined in the Company's Operating Agreement), the Acquirer shall have obtained the consent of the Industrial Development Authority of the City of Portsmouth and/or Marriott International, Inc. (the "Franchisor") to (i) the Acquirer's acquisition of the Contributed Assets, (ii) the lease or sublease of the Project from the Company to a wholly-controlled affiliate of the Acquirer (the "TRS Affiliate"), and
(iii) either assigning the existing Franchise Documents to the TRS Affiliate or entering into a new franchise agreement for the Project between the Franchisor and the TRS Affiliate (the "New Franchise Agreement").

          (e) Completion of IPO. The IPO shall have been completed.

          (f) Loan Payoff. The loan to the Company secured by, among other things, a deed of trust on the Project (the "Project Loan") shall be paid in full concurrently with the Closing.

          (g) Stormont Contribution Agreement Closing. Each of the conditions precedent to the Acquirer's obligations to close under the Stormont Contribution Agreement shall have been satisfied or waived by the Acquirer, and the closing under the Stormont Contribution Agreement shall have occurred or shall occur simultaneously with the Closing hereunder.

          (h) Franchise Documents. Either the existing Franchise Documents shall have been assigned by the Company to the TRS Affiliate with all necessary consents from the Franchisor, or the New Franchise Agreement shall have been executed by the Franchisor and the TRS Affiliate.

     3.2 Conditions to Contributor's Obligations. In addition to any other conditions set forth in this Agreement, the Contributor's obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to the Contributor's obligations under this Agreement.

          (a) Acquirer's Obligations. The Acquirer shall have performed all obligations of the Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquirer pursuant to
Section 4.3.

          (b) Acquirer's Representations and Warranties. The Acquirer's representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

          (c) Loan Payoff. The Project Loan shall be paid in full concurrently with the Closing.

          (d) Completion of IPO. The IPO shall have been completed.

          (e) Stormont Contribution Agreement Closing. Each of the conditions precedent to the Acquirer's obligations to close under the Stormont Contribution Agreement shall have been satisfied or waived by the Acquirer, and the closing under the Stormont Contribution Agreement shall have occurred or shall occur simultaneously with the Closing hereunder.

                                   ARTICLE IV

                          CLOSING AND CLOSING DOCUMENTS

     4.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of the Acquirer in McLean, Virginia, or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the "Closing Date"), or as otherwise set by agreement of the parties; provided, however, that this Agreement shall terminate if Closing does not occur prior to March 31, 2004.

     4.2 Contributor's Deliveries. At the Closing, the Contributor and BCC, as applicable, shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by the Contributor or BCC:

          (a) Assignment of Contributed Assets. The Contributor shall have executed and delivered an Assignment, in substantially the form of Exhibit A attached hereto, granting and conveying to the Acquirer and/or its designee good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

          (b) Execution of Partnership Agreement. Signature pages of the Partnership Agreement (which Partnership Agreement shall be in substantially the form attached hereto as Exhibit B) duly executed by BCC, as limited partner.

          (c) FIRPTA Certificate. An affidavit from the Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder).

          (d) Release of Guaranty. The release required by the Stormont Contribution Agreement releasing the named obligated party(ies) from all obligations and liabilities under that certain Completion, Performance and Contingent Repayment Guaranty dated as of May 24, 1999 in favor of the Contributor.

          (e) Other Documents. Any other document or instrument reasonably requested by the Acquirer or required hereby. Without limiting the generality of the foregoing, to the extent that individuals associated with the Contributor or BCC serve as officers or directors in the Portsmouth Conference Center Hotel Association, the Contributor or BCC shall cause such individuals to resign and withdraw from such positions at Closing. The Contributor or BCC shall deliver to the Acquirer at Closing any minute books or other books and records of such Association that are in the possession or control of the Contributor or BCC.

     4.3 Acquirer's Deliveries. At the Closing, the Acquirer shall deliver the following:

          (a) Certificates for Units. If certificates are issued, certificates representing Units duly issued by the Acquirer in the name of BCC as of the Closing Date representing the Units to which the Contributor is entitled pursuant to Section 1.2 of this Agreement.

          (b) Executed Partnership Agreement. The fully executed Partnership Agreement, with the original duly executed signature of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners.

          (c) Other Documents. Any other document or instrument reasonably requested by the Contributor or required hereby, including without limitation, a copy of the fully executed Management Agreement.

     4.4 Fees and Expenses; Closing Costs. The Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that the Contributor and BCC shall pay their own attorneys' and consultants' fees and expenses.

     4.5 Default Remedies. If the closing of the IPO occurs and all of the other conditions precedent set forth in Section 3.1 hereof have been satisfied, but the Acquirer fails to consummate the Closing contemplated hereunder with the Contributor, the Contributor shall have the right, as the Contributor's sole and exclusive remedy for such default, to seek specific performance of this Agreement. If the Contributor defaults in performing any of the Contributor's obligations under this Agreement, the Acquirer shall have all rights and remedies available to it at law or in equity resulting from the Contributor's default, including without limitation, the right to seek specific performance of this Agreement and the Contributor's obligation to convey the Contributed Assets to the Acquirer hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

                                   ARTICLE V

                                  MISCELLANEOUS

     5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

          Acquirer:

          c/o Highland Hospitality Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: General Counsel
          Fax No.: (571) 382-1757
          with a copy to:

          c/o Highland Hospitality Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: Chief Executive Officer
          Fax No.: (571) 382-1760

          Contributor or BCC:

          c/o Barcelo Crestline Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: General Counsel
          Fax No.: (571) 382-1757

          with a copy to:

          c/o Barcelo Crestline Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: Chief Executive Officer
          Fax No.: (571) 382-1760

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

     5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributor or the Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributor or the Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Contributor or the Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

     5.4 Successors and Assigns. Except as set forth in Section 1.1 or elsewhere in this Agreement, this Agreement may not be assigned by the Acquirer, BCC or the Contributor without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Contributor, BCC, the Acquirer, and their respective legal representatives, successors, and permitted assigns.

     5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

     5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

     5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date (including, without limitation, those covenants and agreements contained in Sections 1.2, 2.4 and 2.5 hereof) shall survive the Closing.

     5.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Acquirer, BCC and the Contributor, the Acquirer, BCC and Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

     5.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     5.11 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

     5.12 Confidentiality. The Contributor and BCC acknowledge that the matters relating to the REIT, the IPO, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, the Contributor and BCC covenant and agree to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, including applicable securities laws), without the Acquirer's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Contributor's and BCC's key employees, legal counsel and financial advisors and to Fremont Investment and Loan, the City of Portsmouth and the Industrial Development Authority of the City of Portsmouth, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 5.12. In the event that the Contributor, BCC or its key employees, legal counsel or financial advisors or Fremont Investment and Loan, the City of Portsmouth or the Industrial Development Authority of the City of Portsmouth (collectively, the "Information Group") are requested pursuant to, or required by, applicable law (other than in connection with the IPO), regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this
Section 5.12. In the event that no such protective order or other remedy is obtained, or that the Acquirer waives compliance with the terms of this Section 5.12, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. The Contributor and BCC acknowledge that remedies at law may be inadequate to protect the Acquirer or the REIT against any actual or threatened breach of this Section 5.12, and, without prejudice to any other rights and remedies otherwise available, the Contributor and BCC agree to the granting of injunctive relief in favor of the REIT and/or the Acquirer without proof of actual damages. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 4th day of September, 2003.

                                    CONTRIBUTOR:

                                    CCC CHESAPEAKE LLC, a Delaware
                                    limited liability company


                                    By: /s/ Elizabeth R. Lieberman
                                        ----------------------------------------
                                    Name:  Elizabeth R. Lieberman
                                    Title: Vice President


                                    ACQUIRER:

                                    HIGHLAND HOSPITALITY, L.P., a Delaware
                                    limited partnership

                                    By: Highland Hospitality Corporation, its
                                        General Partner


                                        By: /s/ James L. Francis
                                            ------------------------------------
                                        Name:  James L. Francis
                                        Title: President and Chief Executive
                                               Officer


                                    BCC:

                                    BARCELO CRESTLINE CORPORATION,
                                    a Maryland corporation


                                    By: /s/ Bruce D. Wardinski
                                        ----------------------------------------
                                    Name:  Bruce D. Wardinski
                                    Title: President and Chief Executive Officer

                                   EXHIBIT A

                                   Assignment

     CCC CHESAPEAKE LLC, a Delaware limited liability company ("Assignor"), for good and valuable consideration paid to the Assignor by HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership ("Assignee"), pursuant to the Contribution
Agreement dated as of                , 2003, by and between Assignor, Barcelo
                      ---------------
Crestline Corporation and Assignee (the "Agreement") and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver good and
indefeasible title to       percent (___%) of the Contributed Assets to
                      -----
                 and      percent (___%) of the Contributed Assets to the
----------------     ----
Assignee, its successors and assigns, in each case free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be
signed by a duly authorized officer this    day of      , 200  .
                                         --        -----     --

                                    CCC CHESAPEAKE LLC, a Delaware
                                    limited liability company


                                    By:
                                        ----------------------------------------
                                    Name:  Elizabeth R. Lieberman
                                    Title: Vice President

                                    EXHIBIT B

                              Partnership Agreement